Exhibit k.11.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (the “Amendment”) is made effective as of July 10, 2014, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association,  BANK OF AMERICA, N.A., and THE BANK OF NOVA SCOTIA (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)                 The Banks and the Borrower are parties to an Amended and Restated Credit Agreement dated as of June 23, 2014 (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(b)                The Borrower has requested certain modifications to the Credit Agreement and the Banks are willing to make such modifications, subject, however, to the terms, conditions and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                   Modification to Definition of “Permitted Liens”.  The following phrase is added to the end of the definition of “Permitted Liens” as set forth in Section 1.1 of the Credit Agreement:

“, and (6) Liens arising in connection with customary fees and expenses and other payments due to the Borrower’s custodian in the ordinary course of business.”

2.                   Deletion of Defined Term “Encumbered Property”.   The defined term “Encumbered Property” as set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

3.                   Modification to Section 6.2(a) (Covenant Regarding Liens).  Section 6.2(a) of the Credit Agreement is deleted in its entirety and is replaced with the following:

(a)                 Liens.  The Borrower shall not create or suffer to exist any Lien on or with respect to any of its properties, whether the Borrower owns or has an interest in such property on the Closing Date or at any time thereafter, except for Permitted Liens.

4.                   Modification to Section 7.4 (Ranking of Loans; Compliance with Investment Company Act of 1940).  Section 7.4 of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

7.4            Ranking of Loans; Compliance with Investment Company Act of 1940. Notwithstanding anything herein or in the other Credit Documents to the contrary, the Loans and all other obligations of the Borrower hereunder or under the other Credit Documents shall rank pari passu in all respects with the other senior securities representing indebtedness of the Borrower. It is the intention of the Agent, the Banks and the Borrower to comply with the provisions of the 1940 Act.  If any term, condition or other provision in this Agreement or any of the other Credit Documents is deemed by the Securities and Exchange Commission or any court to render any Loan or other obligation incurred under any of the Credit Documents a separate "class of senior securities representing indebtedness," for purposes of Section 18(c) of the 1940 Act, and to have preferential rights over any other senior securities representing indebtedness of the Borrower in violation of Section 18(c) of the 1940 Act, the Agent, the Banks and the Borrower agree to diligently and in good faith negotiate an amendment to the applicable Credit Documents so as to comply with Section 18(c) of the 1940 Act provided that such amendment does not impair the Agent’s and/or the Banks’ fundamental economic rights under the Credit Documents.

First Amendment to Credit Agreement

5.                  Reaffirmation of Credit Documents.  The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete in all material respects on the date hereof as if made on the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

6.                  Conditions Precedent to Amendment.  Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)              Amendment.  This Amendment; and

(b)             Secretary’s Certificate.  A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) that the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in the Credit Agreement have not been rescinded or otherwise modified and remain in full force and effect as of the date hereof, (ii) the articles of incorporation of the Borrower remain in full force and effect and have not been amended or otherwise modified or revoked since January 15, 2014, and (iii) the Amended and Restated By-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated January 15, 2014, from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked; and

(c)             Opinion of Counsel.  An opinion of counsel to Borrower regarding the enforceability of the Credit Agreement, as amended by this Amendment.

7.                   No Other Amendments; No Waiver of Default.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

8.                   Expenses/Fees.  The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.

First Amendment to Credit Agreement

9.                  Counterparts; Fax Signatures.  This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

10.               Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

First Amendment to Credit Agreement

K.S.A. §16-118 Required Notice.  This statement is provided pursuant to K.S.A. §16-118:  “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.”  THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:

Creditor:

Creditor:

Debtor:

[signature page(s) to follow]

First Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower

By:	/s/ P. Bradley Adams
Name: P. Bradley Adams
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
as a Bank

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Bank

By:
Name:
Title:

First Amendment to Credit Agreement